                                                                    Exhibit 10.9

     [Form of Right of First Review Agreement for Steel Partners, L.L.C. and
                             Warren G. Lichtenstein]

                                                                          , 2007

SP Acquisition Holdings, Inc.
590 Madison Avenue, 32nd Floor
New York, NY  10022

Re:   Initial Public Offering of SP Acquisition Holdings, Inc.

Ladies and Gentlemen:

      This letter is being delivered to you in accordance with the Underwriting
Agreement (the "Underwriting Agreement") entered into by and between SP
Acquisition Holdings, Inc., a Delaware corporation (the "Company"), and UBS
Securities LLC and Ladenburg Thalmann & Co., Inc. as underwriters (the
"Underwriters"), relating to an underwritten initial public offering (the "IPO")
of the Company's units (the "Units"), each composed of one share of the
Company's common stock, par value $0.001 per share (the "Common Stock"), and one warrant, which is exercisable for one share of Common Stock (the "Warrants").
Certain capitalized terms used herein are defined in paragraph 5 hereof.

      In order to induce the Company and the Underwriters to enter into the
Underwriting Agreement and to proceed with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

      1. The undersigned agrees that from the effective date of the Registration
Statement until the earlier of (i) the consummation of the Initial Business
Combination or (ii) [ ], 2009 [24 months from the effective date of the
Registration Statement], the Company shall have the right of first review (the
"Right of First Review") with respect to business combination opportunities of
Steel Partners Group relating to companies that are not publicly traded on a stock exchange or over-the-counter market with an enterprise value of between
$250 million and $1.2 billion. Steel Partners Group shall first offer any such business combination opportunity to the Company and Mr. Lichtenstein and Steel
Partners, L.L.C. shall not, and shall cause each other business entity within
Steel Partners Group not to, pursue such business opportunity unless and until the board of directors of the Company has determined for any reason that the
Company shall not pursue such opportunity. Decisions by the Company to release
Steel Partners Group to pursue any specific business opportunity shall be made solely by a majority of the Company's disinterested directors. This Right of
First Review shall not include, and neither the undersigned nor any other business entity within Steel Partners Group shall be required to first offer to the Company:

      o     companies targeted for acquisition by any business in which Steel
            Partners II, L.P. directly or indirectly has an investment
            (including Steel Partners Japan Strategic Fund (Offshore), L.P.); or

      o     businesses headquartered in or organized under the laws of China.

      2. (a) Neither the undersigned nor any affiliate of the undersigned will be entitled to receive, and no such person will accept, any finder's fee, reimbursement or cash payment from the Company for services rendered to the
Company prior to or in connection with the consummation of an Initial Business
Combination, other than (subject to the following sentence) (i) repayment of that certain Promissory Note in the amount of $250,000 made to the Company by
Steel Partners, Ltd., to cover offering-related and organizational expenses;
(ii) a payment of an aggregate of $10,000 per month to Steel Partners, Ltd., for office space, secretarial and administrative services; and (iii) reimbursement for any out-of-pocket expenses or advances related to: (i) the IPO, (ii)
identifying, investigating and consummating an Initial Business Combination or
(iii) other expenses or advances that the Company is permitted incur. The undersigned acknowledges that the Company's Audit Committee (or the Company's
Board of Directors in the case of a director who is a member of the Company's
Audit Committee) will review and approve all payments made to the undersigned, the Company's officers and directors and the Company's or their affiliates, other than the $10,000 per month payment described in the immediately preceding sentence.

            (b) Neither the undersigned nor any affiliate of the undersigned will accept a finder's fee, consulting fee or any other compensation or fees from any person or other entity in connection with an Initial Business
Combination, other than compensation or fees that may be received for any services provided following such Initial Business Combination.

      3. The undersigned agrees that it will not, and will cause each other business entity that is part of Steel Partners Group not to, become affiliated with any other blank check company until the earlier of (i) the Initial Business
Combination and (ii) the Company's liquidation.

            The undersigned hereby agrees and acknowledges that (i) each of the
Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of any of his or her obligations under this paragraph
3, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.

      4. The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

      5. As used herein, (i) "Steel Partners Group" shall mean the undersigned and certain affiliated entities listed on Schedule A hereto; (ii) "Initial
Business Combination" shall mean the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, of one or more businesses or assets in connection with which the Company will require that a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition and stockholders owning less than 30% of the IPO Shares exercise their conversion rights; (iii) "IPO Shares" shall mean the shares of Common Stock underlying the
Units issued in the IPO; and (iv) "Public Stockholders" shall mean purchasers of
Common Stock in the IPO or in the secondary market, including any of the
Company's officers or directors or their affiliates, including the undersigned, to the extent that they purchase or acquire Common Stock in the IPO or the secondary market.

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      The undersigned acknowledges and understands that the Company and the
Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the
Company with respect to the subject matter hereof.

      This letter agreement shall be binding on the undersigned and its successors and assigns. This letter agreement shall terminate on the earlier of
(i) the consummation of an Initial Business Combination and (ii) [      ], 2009
[24 months from the effective date of the Registration Statement]; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

      This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

      No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

                            [Signature Page Follows]

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                                         STEEL PARTNERS, L.L.C.

                                         By:    ________________________________
                                         Name:  Warren G. Lichtenstein
                                         Title: Managing Member

                                                ________________________________
                                                WARREN G. LICHTENSTEIN

                                         Accepted and agreed:

                                         SP ACQUISITION HOLDINGS, INC.

                                         By:    ________________________________
                                         Name:  Jack L. Howard
                                         Title: Vice Chairman and Secretary

                                                                      Schedule A

Steel Partners, Ltd.
Steel Partners II, L.P.
Steel Partners Offshore Fund Ltd.
Steel Partners, L.L.C.
Steel Partners (UK) Ltd.
and all other entities that may be deemed to be wholly-controlled by Mr.
Lichtenstein.

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